EXHIBIT 10.13


                  AMENDMENT TO TOLL PROCESSING AGREEMENT AND TO
                      AGREEMENT MODIFYING AND EXTENDING THE
               TOLL PROCESSING AGREEMENT BETWEEN MSI AND SHAMROCK

                  This is an amendment made on March 17, 1997 to the Toll Processing Agreement dated November 1, 1994 (the "Toll Processing Agreement") between Medical Sterilization, Inc. ("MSI") and Shamrock Technologies, Inc. ("Shamrock") and to the Agreement dated November 1, 1995, modifying and extending the terms of the Toll Processing Agreement (the "Modification and Extension Agreement"). The Toll Processing Agreement as modified by the
Modification and Extension Agreement shall remain in full force and effect except as further modified hereby.

         1. Pursuant to Paragraph 2 of the Modification and Extension Agreement, Shamrock hereby elects to extend the term of the Toll Processing Agreement for three months to September 30, 1997.

         2. Shamrock may elect to extend the term of the Toll Processing Agreement for one month increments through December 31, 1997, provided Shamrock notifies MSI in writting of such intent not less than three months prior to the beginning of the month to which the extension applies.

         3. Section 4.1(a) of the Modification and Extension Agreement is amended effective January 1, 1996 as follows:

          Item                             Price
     a) Blender Irradiation     $3.75 per Kilowatt hour

         4. Effective January 1, 1996, Section 5.1 of the Modification and Extension Agreement are hereby eliminated.

         5. Effective November 1, 1994, Section 4 of the Toll Processing Agreement is deleted.

         6. Effective January 1, 1997 Section 8 of the Toll Processing Agreement is amended to read as follows:

            8. Invoicing and Payment: (a) With respect to Blender Irradiation of PTFE, MSI shall invoice Shamrock not more than twice per month. Payment of such invoices shall be due 60 days from the date of the invoice and Shamrock shall be entitled to a discount of 3% for any payment made within 10 days of receipt of the invoice by Shamrock.

     (b) With respect to all services other than Blender Irradiation of PTFE, MSI shall invoice Shamrock at the time the materials processed are shipped from MSI's premises. Payment of such invoices shall be due 30 days from the date of the invoice. Notwithstanding the foregoing, any amounts remaining unbilled at the date of termination of the Toll Processing



Agreement shall be billed as of such date and shall be due 30 days thereafter, without discount for early payment.


         Agreed:                                     Agreed:

         Medical Sterilization, Inc.                 Shamrock Technologies, Inc.

         /s/ D. Michael Deignan                      /s/ William B. Neuberg
         ---------------------------                 ---------------------------
         D. Michael Deignan                           William B. Neuberg





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